Exhibit 99.2

APPTECH CORP. WELCOMES NEW BOARD MEMBERS

CARLSBAD, Calif., April 29, 2021 - AppTech Corp. (“AppTech”) (OTC: APCX) a fintech company, announced today the retirement of Michael Gross and appointment of Michael Yadgar to the Company’s Board of Directors. Mr. Yadgar is a corporate lawyer and strategic advisor. He currently serves as a member of the Board of Directors of nDigital Holdings SPC, a holding company for operational fintech assets; nDigital Ventures, a holding company for fintech investments and joint ventures; NEC Payments B.S.C. (“NECP”); and Apiso W.L.L. (“Apiso”).

Virgil Llapitan, AppTech President & COO, stated, “With more than 20 years of experience counseling and directing clients on general corporate, acquisition, divestment, strategy, and investment matters, Michael will play a pivotal role on our Board during this time of expansion and acceleration. We are very fortunate Michael accepted the invitation given his in-depth, well-rounded expertise across our industry and we welcome him aboard.”

In addition to Mr. Yadgar, Andrew Sims will also join AppTech’s Board as an observer. Mr. Sims is a co-founder, board member and the Chief Executive Officer of nDigital Holdings SPC and its subsidiaries including NECP and Apiso. NECP is a licensed and regulated digital banking and payment technology company that provides innovative Banking-as-a-Service and digital financial services technologies to power high-performance, flexible, and secure digital banking and payments products. NECP recently received the accolade of “Best Digital Banking Technology Innovator” in the Middle East 2021.

As previously announced, AppTech and NECP have entered into a strategic partnership to deliver a FinTech ecosystem that incorporates embedded payments, banking and financial services capabilities to power digital commerce experiences for clients. In addition, AppTech offers these forward-thinking financial institutions, technology companies and SMBs operational efficiencies such as automated financial controls and reconciliation to reduce or eliminate manual administration.

Luke D’Angelo, AppTech Chairman & CEO commented, “Though we will greatly miss our long-time board member, Mickey Gross, we are happy to have Michael and Andrew join us. This is an exciting time for AppTech!”

About AppTech (OTC: APCX)

AppTech Corp. is a financial technology company utilizing innovative payment processing and digital banking technologies to complement our core merchant services capabilities. Our patented and proprietary software will provide progressive and adaptable products that are available through a suite of synergistic offerings directly to merchants, banking institutions and business enterprises. For more information about our company, please visit: www.apptechcorp.com.

Forward Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “will” and similar expressions as they relate to AppTech are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties concerning the Company. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, and various other factors beyond the company’s control. Actual events or results may differ materially from those described in this press release due to any of these factors. AppTech is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

AppTech Corp. Investor Relations
ir@apptechcorp.com
(760) 707-5955

James S. Painter III
Emerging Markets Consulting, LLC
jamespainter@emergingmarketsllc.com
(321) 206-6682